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                                  EXHIBIT 10.7


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                        PERSONNEL GROUP OF AMERICA, INC.


                          SUPPLEMENTAL RETIREMENT PLAN

                                       FOR

                              EDWARD P. DRUDGE, JR.



                            EFFECTIVE JANUARY 1, 1999







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                                    SECTION I

                                   DEFINITIONS



1.01 "Committee" means the Compensation Committee of the Board of Directors of the Company, which has been given authority by the Board of Directors to administer this Plan.

1.02 "Company" means Personnel Group of America, Inc., a Delaware corporation.

1.03 "Control" or "Change of Control" means a change in ownership of more than 50% of the common stock of the Company, any sale of all or substantially all of the assets of the Company to any other person, entity or group, or any merger or consolidation transaction involving the Company in which the Company is not the surviving entity.

1.04 "Early Retirement Date" means the date on which the Participant reaches age 61.

1.05 "Normal Retirement Date" means the date on which the Participant reaches age 65.

1.06 "Participant" means Edward P. Drudge, Jr., Chairman and Chief Executive Officer of the Company as of the date hereof. Mr. Drudge is the sole Participant in this Plan.

1.07 "Plan" means the Personnel Group of America, Inc. Supplemental Retirement Plan for Edward P. Drudge, Jr.

1.08 "Postponed Retirement Date" means the date on which Participant's employment with the Company or an affiliate ceases, but only if Participant continues to be employed by the Company or an affiliate after his Normal Retirement Date.

1.09 "Surviving Spouse" means the legally married spouse of the Participant, if any, on the Participant's date of death.




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                                   SECTION II

                            ELIGIBILITY FOR BENEFITS


2.01 Eligibility Dates: Except as otherwise provided herein, the Participant shall become eligible to receive a benefit under this Plan on the occurrence of one or more of the following events (without duplication):

         (a) The Participant's retirement on or after his Early Retirement Date, but prior to his Normal Retirement Date; or

         (b)      The Participant's retirement on his Normal Retirement Date; or

         (c)      The Participant's retirement on his Postponed Retirement Date;
                  or

         (d)      The Participant's death; or

         (e) The Participant's complete disability as determined by the Committee; or

         (f)      A Change of Control.

2.02 Limitations on Eligibility: Notwithstanding anything to the contrary contained herein, if the Participant: (a) engages in competition with the Company or any of its affiliates (without prior authorization given by the Committee in writing) in violation of the terms of any employment agreement the Participant has with the Company or its affiliates, (b) is discharged from his employment with the Company or an affiliate for cause as provided in any employment agreement the Participant has with the Company or any of its affiliates, or (c) otherwise performs acts of willful malfeasance or gross negligence as determined by the Committee in a matter of material importance to the Company; then, in any such case, the eligibility for any benefit hereunder or the payment of any benefit thereafter payable hereunder to the Participant or the Participant's Surviving Spouse may, at the discretion of the Committee, be forfeited and the Company will have no further obligation hereunder to such Participant or Surviving Spouse after any such determination.




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                                   SECTION III

                           AMOUNT AND FORM OF BENEFIT


3.01     Amount of Benefit:

         (a) Following the occurrence of any of the events specified in Sections 2.01(b) through (f) above, the benefit payable under this Plan will be $250,000 per year and such benefit will be payable as provided below.

         (b) Following the Participant's retirement on or after his Early Retirement Date, but prior to his Normal Retirement Date, as specified in Section 2.01(a) above, the annual benefit payable under this Plan will be as set forth below:

                                 Early
                               Retirement             Annual
                                  Age                 Benefit
                               ----------            --------
                                   61                $ 50,000
                                   62                 100,000
                                   63                 150,000
                                   64                 200,000


                  The benefit payable under this Section 3.01(b) will also be payable as set forth below.

3.02 Form of Benefit: Any benefit provided under this Plan will be payable on a joint and 50% survivor basis if Participant is married at the time that a benefit is first payable hereunder, and on a life only basis if Participant is not married at the time that a benefit is first payable hereunder.




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                                   SECTION IV

                               PAYMENT OF BENEFITS


4.01 Commencement of Benefits: Except as otherwise provided in Section 2.02 above, any benefit payable under this Plan will commence on the first day of the month following the date that Participant becomes eligible to receive a benefit and will be paid in equally monthly installments on the first day of each succeeding month at the annual rate provided for in this Plan.

4.02 Termination of Benefits: The last benefit payment will be on the first day of the month following the month in which the Participant dies, if the Participant is single at the time a benefit is first payable hereunder, or on the first day of the month following the month in which the Surviving Spouse dies or the Participant dies, whichever is later, if Participant is married at the time a benefit is first payable hereunder; provided, however, that in no event shall any benefit be payable under this Plan (whether to the Participant or a Surviving Spouse, if any) for more than 180 months.


                                    SECTION V

                                  MISCELLANEOUS


5.01 Amendment or Termination of Plan: The Committee may, in its sole discretion, terminate or amend this Plan at any time or from time to time, in whole or in part.

5.02 Employment Rights: Nothing contained in this Plan will confer upon the Participant the right to be retained in the service of the Company, nor will this Plan interfere with the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of this Plan. This Plan is intended to supplement, and not conflict with, the terms of any employment agreement that the Participant may have at any time with the Company or its affiliates.

5.03 Funding: This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis out of general assets. Notwithstanding the foregoing, the Company may purchase annuities or other insurance products from a licensed insurance carrier from time to time upon the recommendation of the Committee.

5.04 Assignment or Alienation: To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale or transfer of any kind.



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5.05     Administration: The Company is the named fiduciary for the Plan. The
         Committee, acting on behalf of the Company, has the discretionary authority and responsibility to interpret and construe this Plan. The Committee may adopt rules and regulations to assist it in the administration of the Plan.

5.06 Governing Law: This Plan is established under, and will be construed according to, the laws of the State of North Carolina, except as provided otherwise by ERISA.

5.07 Restriction Against Establishment of Trust: Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall authorize or create or be construed as authorizing or creating a trust of any kind. In any event, it is the intent of the Company that this Plan constitutes an unfunded plan of deferred compensation.

5.08 Tax Treatment: Any deferred compensation payable under this Plan shall not be deemed salary or other compensation and shall not be included in a Participant's taxable income nor deductible by the Company under federal or state law until actually received by the Participant. For this reason, any rights, powers, privileges or duties in connection with the establishment and administration of the Plan shall not be effective if and to the extent that the same, if effective, would result in the compensation deferred under this Plan being subject to taxation before actual receipt by the Participant. Accordingly, all provisions of this Plan shall be subordinate to this requirement and any interpretations or constructions to be given to this Plan shall be made in such a manner as to carry out this intention.



         IN WITNESS WHEREOF, the foregoing Plan having been duly approved and adopted by the Compensation Committee of the Board of Directors of the Company, the Company has caused this Plan to be duly executed in its name and on its behalf by an officer duly authorized on this 10th day of October, 1999.



(Corporate Seal)
ATTEST                                      PERSONNEL GROUP OF AMERICA, INC.




/s/ Ken R. Bramlett, Jr.                    By: /s/ James C. Hunt
-----------------------                         ------------------------------
Secretary                                   Title: Senior Vice President - Chief
                                                   Financial Officer